Exhibit 99.3

$28,500,000

FACILITY AGREEMENT

dated 26 August 2004

between

MOSCOW CABLECOM CORP.
as Company

and

ZAO COMCOR - TV
as Borrower

and

AMATOLA ENTERPRISES LIMITED
as Original Lender

and

AMATOLA ENTERPRISES LIMITED.
as Agent and Security Agent

and

the other parties referred to herein

This original is being signed in both the English and Russian language. The parties hereto acknowledge and agree that in the event of conflict between the English and the Russian versions, the English version shall prevail.

Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street London E14 5DS

CONTENTS
Clause	Page

THIS AGREEMENT is dated 26 August 2004 and made between:

(1)              MOSCOW CABLECOM CORP (the "Company");

(2)              ZAO COMCOR-TV (the " Borrower");

(3)              THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as original guarantors (together with the Company, the "Original Guarantors");

(4)              AMATOLA ENTERPRISES LIMITED (the "Original Lender");

(5)              AMATOLA ENTERPRISES LIMITED as agent of the other Finance Parties (the "Agent"); and

(6)              AMATOLA ENTERPRISES LIMITED as security agent of the Finance Parties (the "Security Agent").

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.             DEFINITIONS AND INTERPRETATION

1.1           Definitions

In this Agreement:

"Accession Letter" means a document substantially in the form set out in Schedule 5 (Form of Accession Letter).

"Accession Undertaking" means a document substantially in the form set out in schedule 3 to the deed of appointment of the Security Agent entered into pursuant to paragraph 3 of Part I of Schedule 2.

"Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 20 (Changes to the Obligors).

"Additional Obligor" means an Additional Guarantor.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Andersen Land Mortgage" means the Open-End Mortgage and Security Agreement dated 18 June 2003 between Andersen Land Corporation and Sovereign Bank.

"Auditors" means Pricewaterhouse Coopers or any other firm of accountants that the Company appoints with the prior written consent of the Agent.

"Authorisation" means an authorisation, concession, consent, approval, resolution, permit, licence, exemption, filing, notarisation or registration.

"Availability Period" means:

(a)      in respect of Facility A, the Closing Date; and

(b)      in respect of Facility B, the period from and including the Closing Date to and including the day falling thirty (30) days after the Milestone.

"Available Commitment" means a Lender's Commitment minus:

(a)            the amount of its participation in any outstanding Loans;

(b)            in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date; and

(c)            when designated "Available A Commitment" has that meaning in respect of Facility A, and when designated "Available B Commitment" has that meaning in respect of Facility B.

"Available Facility" means the aggregate for the time being of each Lender's Available Commitment and when designated "Available A Facility" has that meaning in respect of Available A Commitment, and when designated "Available B Facility" has that meaning in respect of Available B Commitment.

"Break Costs" means the amount (if any) by which:

(a)            the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)            the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in London for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Bridge Debt" means all money and liabilities owing or incurred (including accrued interest and fees even if not then due) by any Obligor under the Bridge Finance Documents.

"Bridge Facility Agreement" means the $4 million credit agreement dated on or about the date hereof between the Parties.

"Bridge Finance Documents" means the "Finance Documents" as defined in the Bridge Facility Agreement.

"Broadband Cable Network" means the Borrower's broadband cable network located in Moscow, the Russian Federation.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York City, Moscow and Cyprus.

"Cash Collateral Account" means an interest bearing account with the Agent (or any other Lender as appropriate or with any other third party bank approved by the Facility Agent (acting on instructions of the Majority Lenders)) opened in the name of an Obligor which is designated by the Company and the Agent for the purpose of receiving payments of cash collateral under Clause 7.4 (Disposals) or Clause 7.5 (Insurance Claims) and over which the Finance Parties have a first priority security interest under a Security Document.

"Change of Control" means, following completion of the Private Placement, the Original Lender and Moscow Telecommunications Corporation ceasing collectively to control the Company. For the purposes of this definition. "Control" means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)          cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Company;

(b)          appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(c)          give directions with respect to the operating and financial policies of the Company with which the directors or other equivalent officers of the Company are obliged to comply.

"Closing Date" means the date on or before 31 March 2005 (or, if such day is not a Business Day, the Business Day immediately following such date), that the Original Lender has notified the Borrower in writing is the date on which it has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) and each is in form and substance satisfactory to it.

"Commitment" means:

(a)          in relation to the Original Lender, the amount set out opposite its name under the heading " Commitment" in Part II of Schedule 1 (The Original Parties);

(b)          in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement; and

(c)          when designated "A Commitment", a Commitment in respect of Facility A, and when designated "B Commitment", a Commitment in respect of Facility B,

in each case to the extent not cancelled, reduced or transferred by it under this Agreement.

"Conversion Offering" means the offering of stock after the date hereof in mutual savings banks or equivalent financial institutions upon de-mutualisation of the same in which a member of the Group has an account as at the date hereof.

"Conversion Offering Stock" means the stock subscribed by a member of the Group in a mutual savings bank or equivalent financial institution upon the de-mutualisation of the same to the extent such stock was subscribed prior to the date hereof.

"Convertible Debenture" means the 10½% Convertible Subordinated Debenture due 2007 of the Company.

"Default" means an Event of Default or any event or circumstance specified in Clause 18 (Events of Default) that would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Disclosure Schedule" means the disclosure schedule delivered by the Company to the Agent in connection with the Subscription Agreement.

"Disposal" means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transaction) other than a disposal permitted by Clause 17.4(b)(i), and (ii).

"Disposal Proceeds" means the consideration receivable (and if such consideration is not paid in cash, the then market value of such consideration) by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group after deducting reasonable and properly documented expenses incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group or Affiliates of any member of the Group.

"Environment" means any and all living organisms (including man), ecosystems, gases, air, vapours, liquids, water, land, surface and sub-surface soils, rock and all other natural resources or part of such resources, including artificial or man-made buildings, structures or enclosures.

"Environmental Approval " means any Authorisation required under or in relation to Environmental Laws.

"Environmental Laws" means all international, national, federal, state or local statutes, orders, regulations or other law or subordinate legislation or common law concerning the Environment or health and safety that are binding on any member of the Group in the relevant jurisdiction in which that member of the Group has been or is operating (including by the export of its products or its waste to that jurisdiction).

"Equity Documents" means each of the registration rights agreement dated the date hereof among the Company and Columbus Nova Investments VIII Limited and the warrant agreement dated the date hereof among the Company and Columbus Nova Investments VIII Limited.

"Equity Issue" means the issue by a member of the Group of equity or equity linked securities, other than the Series B Preferred Stock, to a person other than another member of the Group.

"Event of Default" means any event or circumstance specified as such in Clause 18 (Events of Default).

"Facility" means the term loan facilities made available under this Agreement.

"Facility A" means $18,500,000 (eighteen million and five hundred thousand dollars).

"Facility B" means $10,000,000 (ten million dollars).

"Facility Office" means, in the case of the Original Lender, the office identified with its name below, and, in the case of all other Lenders, the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fee Letter" means the letter dated on or about the date hereof specified as such therein between the Agent, the Original Lender and the Company.

"Final Maturity Date" means the date falling five (5) years after the Closing Date.

"Finance Document" means this Agreement, any Fee Letter, any Accession Letter, any Security Document and any other document designated as such by the Agent and the Company.

"Finance Party" means the Agent or a Lender.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)          moneys borrowed;

(b)          any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)          any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)          the amount of any liability in respect of any lease or hire purchase contract that would, in accordance with GAAP, be treated as a finance or capital lease;

(e)          receivables sold or discounted (other than any receivables sold on a non-recourse basis);

(f)           any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)          any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)          any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)           the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"Financial Statements" means the Original Financial Statements, the Annual Financial Statements (as defined in Clause 16.1(a)), the Quarterly Financial Statements (as defined in Clause 16.1(b)) and the Monthly Financial Statements (as defined in Clause 16.1(c)).

"GAAP" means generally accepted accounting principles in the United States.

"Group" means the Company and its Subsidiaries for the time being.

"Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 20 (Changes to the Obligors).

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"Information Memorandum" means the Form 10-K and the Form 10-Q (and, in each case, each exhibit and document incorporated by reference therein), in each case, filed most recently prior to the date of this Agreement by the Company with the Securities and Exchange Commission of the United States.

"Insurance Proceeds" means the proceeds of any insurance claim received by any member of the Group (except for proceeds required to be paid in respect of any third party liability insurance) and after deducting any reasonable and properly documented expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group or Affiliates of any member of the Group.

"Intellectual Property Rights" means all know-how, patents, trademarks, service marks, designs, business names, domain names, topographical or similar rights, copyrights, database rights and other intellectual property rights and any interests (including by way of licence) in any of the foregoing (in each case whether registered or not and including all applications for the same).

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"Lender" means:

(a)          the Original Lender; and

(b)          any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 19 (Changes to the Lenders),

that in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"Loan" means:

(a)          a loan made or to be made under a Facility or the principal amount outstanding for the time being of that loan;

(b)          when designated "A" or "B", a Loan under the Facility so designated; and

(c)          in each case, together with interest capitalised on such loan.

"Majority Lenders" means:

(a)          if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 50% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 50 % of the Total Commitments immediately prior to the reduction); or

(b)          at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 50% of all the Loans then outstanding.

"Margin" means 12.6757 (twelve point six seven five seven) per cent. per annum or as amended from time to time in accordance with the Fee Letter.

"Material Adverse Effect"means in the opinion of the Majority Lenders a material adverse effect on:

(a)          the business, operations, property, condition (financial or otherwise) or prospects of any Obligor or the Group taken as a whole;

(b)          the ability of an Obligor to perform any of its obligations under the Finance Documents;

(c)          the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents; or

(d)          the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of the Security Documents.

"Material Subsidiary" means, as at the date hereof, each Guarantor and, at any time thereafter, each Guarantor and any Subsidiary of the Company:

(a)          which, for the most recent financial year, accounted for more than 5 per cent. of the consolidated revenues of the Group or more than 5 per cent. of the consolidated net income of the Group; or

(b)          which, as of the end of the most recent financial year, was the owner of more than 5 per cent. of the consolidated assets of the Group, all as set forth in the most recent available consolidated financial statements of the Group for such financial year; or

(c)          to which are transferred substantially all of the assets and undertaking of the Company or a Subsidiary of the Company that immediately prior to such transfer was a Material Subsidiary.

"Milestone" means the Milestone referred to in Schedule 8 (Schedule of Milestones).

"Milestone Period" means, in respect of the Milestone, the thirty day period following the occurrence of the Milestone.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)          if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)          if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

"Obligor" means the Borrower or a Guarantor.

"Original Financial Statements" means:

(a)          in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 29 February 2004;

(b)          in relation to each Original Obligor other than the Company, the Borrower and ABC Moscow Broadband Communication Limited, its financial statements for its financial year ended 29 February 2004; and

(c)          in relation to the Borrower and ABC Moscow Broadband Communication Limited, its financial statements for its financial year ended 31 December 2003.

"Original Obligor" means the Borrower or an Original Guarantor.

"Party" means a party to this Agreement.

"Private Placement" means the acquisition by the Original Lender (or one of its Affiliates) of 35% of the fully diluted shares of the Company via a direct private placement of newly issued Series B Preferred Stock.

"Relevant Interbank Market" means the London interbank market.

"Repeating Representations" means each of the representations set out in Clauses 15 (Representations) other than Clause 15.10.

"Resignation Letter" means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter).

"Restricted Person" means:

(a)          Moscow Telecommunications Corporation; or

(b)          any Affiliate of Moscow Telecommunications Corporation (other than a member of the Group).

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Security Agent" means Amatola Enterprises Limited.

"Security Document" means each of the documents listed in paragraph 3 of Part I of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

"Series A Preferred Stock" means the Company's Series A Preferred Stock.

"Series B Preferred Stock" means the new series of the Company's Series B Preferred Stock.

"Subscription Agreement" means the subscription agreement between the Company and Columbus Nova Investments VIII Ltd. dated the date hereof.

"Subsidiary" means a subsidiary within the meaning of section 736 of the CompaniesAct 1985.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Total Commitments" means the aggregate of the Commitments being made available under this Agreement.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

"Transfer Date" means, in relation to a transfer, the later of:

(a)          the proposed Transfer Date specified in the Transfer Certificate; and

(b)          the date on which the Agent executes the Transfer Certificate.

"Transaction Security" means the security created or expressed to be created in favour of the Security Agent pursuant to the Security Documents.

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

"Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

"VAT" means value added tax charged under Russian law or the EC Sixth Council Directive (77/388/EC) and any law introduced to comply with or implement either of them and any law similar to or replacing any of them.

1.2            Construction

(a)          Unless a contrary indication appears, any reference in this Agreement to:

                (i)           the "Agent", any "Finance Party", any "Lender", any "Obligor", any "Party" or the "Security Agent" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

                (ii)          "assets" includes present and future properties, revenues and rights of every description;

                (iii)         a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

                (iv)         "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                (v)          a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

                (vi)         a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                (vii)        a provision of law is a reference to that provision as amended or re-enacted;

                (viii)       a time of day is a reference to London time; and

                (ix)         "dollars" and "$" means the lawful currency for the time being of the United States of America.

(b)             Section, Clause and Schedule headings are for ease of reference only.

(c)             Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)             A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3            Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement other than the persons set forth in Clause 12.2 and Clause 21.8 with respect to the benefit of the terms thereunder.  In any event, the consent of any third party is not required to change any agreement to which it is not a party.

SECTION 2

THE FACILITY

2.              THE FACILITY

2.1            The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower dollar term loan facilities in an aggregate amount equal to the Total Commitments.

2.2            Finance Parties' rights and obligations

(a)             The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)             The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)             A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.              PURPOSE

3.1            Purpose

The Borrower shall apply all amounts borrowed by it under the Facility in the following order:

(a)             first, to refinance the Bridge Debt; and

(b)             secondly, to build out the Broadband Cable Network.

3.2            Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.               CONDITIONS OF UTILISATION

4.1             Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Agent has notified the Company in writing of the Closing Date.

4.2             Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.3 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)              no Default is continuing or would result from the proposed Loan; and

(b)              the Repeating Representations to be made by each Obligor are true in all material respects.

SECTION 3

UTILISATION

5.                UTILISATION

5.1             Delivery of a Utilisation Request

The Borrower may utilise the Facilities by delivery to the Agent of a duly completed Utilisation Request not later than 11am five Business Days prior to the proposed Utilisation Date.

5.2            Completion of a Utilisation Request

Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)             in the case of Facility A:

                (i)            the proposed Utilisation Date is a Business Day falling within the A Availability Period;

                (ii)           the amount of the loan referred to in the Utilisation Request is equal to the Available A Facility; and

                (iii)         only one Utilisation Request may be requested, and

(b)             in the case of Facility B:

                (i)            the proposed Utilisation Date  is a Business Day falling within the  Milestone Period; and

                (ii)           the amount of the loan referred to in the Utilisation Request is not greater than the Available B Facility.

5.3            Lenders' participation

(a)            If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)            The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by 2pm four Business Days prior to the proposed Utilisation Date.

(c)            The amount of each Lender's participation in each Loan will be equal to the proportion borne by its relevant Commitment to the relevant Available Facility immediately prior to the making of the Loan.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.             REPAYMENT

6.1            Repayment of Loans

All Loans shall be repaid in full on the Final Maturity Date.

7.             PREPAYMENT AND CANCELLATION

7.1            Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)            that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)            upon the Agent notifying the Company, all of the Commitments of that Lender will be immediately cancelled; and

(c)            the Borrower shall repay that Lender's participation in the Loans (together with all accrued interest in respect of such Loans and all other amounts accrued under the Finance Documents in respect of such Lender) made to the Borrower on the last day of the Interest Period for each Loan occurring immediately after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2            Change of control

If a Change of Control occurs:

(a)            the Company shall promptly notify the Agent upon becoming aware of that event; and

(b)            the total Commitments shall be immediately cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents shall become immediately due and payable.

7.3            Equity Issue

If an Equity Issue occurs, the Company shall procure that the Borrower shall immediately prepay Loans outstanding under this Agreement with 50% (fifty per cent) of the proceeds received from such Equity Issue (net of reasonable and typical costs and expenses properly documented and directly incurred in such Equity Issue other than by one member of the Group in favour of another member of the Group).

7.4            Disposals

(a)             Subject to Clause 7.4(b), the Company shall procure that the Borrower shall immediately prepay Loans with 100% (one hundred per cent) of all Disposal Proceeds.

(b)             Disposal Proceeds need not be so applied if no Default has occurred and is continuing and:

                (i)              they are committed to be reinvested within six months after receipt (and are so reinvested within twelve months after receipt) in assets consistent in nature and value (and the subject of equivalent or better security to the Finance Parties unless the asset disposed of was not the subject of any security or purported security)
                                 required for the business of the Group; and

                (ii)           pending that reinvestment they are held in a Cash Collateral Account.

7.5           Insurance Claims

(a)            Subject to Clause 7.5(b), the Company shall procure that the Borrower shall immediately prepay Loans with 100% (one hundred per cent) of all Insurance Proceeds.

(b)            Any amount received or recovered as a result of making a claim under an insurance policy need not be so applied if:

                (i)            it is committed to be applied within six months after receipt (and is so applied within twelve months after receipt) in reinstating, replacing, repairing or otherwise investing in assets or meeting liabilities in relation to which that amount was received; and

                (ii)           pending that application it is held in a Cash Collateral Account.

7.6            Voluntary prepayment of Loans

The Borrower may, at any time after the third anniversary of the Closing Date, if it gives the Agent not less than 5 Business Days' prior notice, prepay the whole or any part of the outstanding Loans (but, if in part, no less than an aggregate being an amount that reduces the amount of the Loan by a minimum amount of $2,000,000).

7.7            Cash Collateral Accounts

Each Obligor irrevocably authorises the Agent to apply amounts credited to a Cash Collateral Account which have not been applied in accordance with Clause 7.4(b)(i) or 7.5(b)(i), as the case may be, within 12 months of receipt of the relevant proceeds to pay amounts due and payable under this Clause 7 and otherwise under the Finance Documents.  Each Obligor further irrevocably authorises the Agent to so apply amounts credited to a Cash Collateral Account whether or not 12 months have elapsed since receipt of those proceeds if a Default has occurred and is continuing.

A Lender or Agent with which a Cash Collateral Account is held acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to such accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless a Default is continuing and (ii) each such account is subject to the Transaction Security.

7.8            Restrictions

(a)             Any notice of prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the prepayment is to be made and the amount of that prepayment.

(b)             Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)             The Borrower may not reborrow any part of any Facility that is prepaid.

(d)             The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)             No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)              Any prepayments made under Clause 7.3, 7.4, 7.5 or 7.6 shall be applied in prepayment of Loans in the same order in which such Loans were advanced hereunder.

SECTION 5

COSTS OF UTILISATION

8.               INTEREST

8.1            Calculation of interest

The rate of interest on each Loan for each Interest Period is the Margin.

8.2             Payment of interest

(a)              Unless Clause 8.2(b) applies, interest in respect of a Loan accruing during an Interest Period shall be capitalised with, and added to, such Loan, which shall be deemed to be part of the principal amount of such Loan (which shall be increased by the amount of such capitalised interest at the end of such Interest Period).

(b)              The Borrower may elect, by written notice to the Agent no less than 5 Business Days prior to the last day of any Interest Period in respect of any Loan, to pay all interest accrued during such Interest Period on such Loan on the last day of such Interest Period applicable to such Loan.

8.3             Default interest

(a)              If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate of 14 per cent per annum as if the overdue amount had constituted a Loan in dollars for successive Interest Periods, each of a duration selected by the Agent, acting reasonably.  Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent .

(b)              Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.               INTEREST PERIODS

9.1             Interest Periods

(a)                    Subject to Clause 8.3(a) and the other provisions of this Clause 9, each Interest Period shall be a period of three months.

(b)                   An Interest Period for a Loan shall not, and the Agent may shorten an Interest Period to ensure that an Interest Period for a Loan shall not, extend beyond the Final Maturity Date.

(c)                    Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2            Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3            Break Costs

The Borrower shall on demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

9.4            Consolidation of Loans

If two or more Interest Periods end on the same date, those Loans will be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

10.            FEES

10.1         Arrangement fee

The Company shall pay to the Original Lender an arrangement fee in the amount and at the times agreed in a Fee Letter.

10.2         Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

11.            TAX GROSS UP AND INDEMNITIES

11.1         Definitions

(a)             In this Agreement:

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Qualifying Lender" means a Lender which:

                (i)            is treated as a resident of a Treaty State for the purposes of the Treaty; and

                (ii)           does not carry on a business in the Russian Federation through a permanent establishment with which that
                                Lender's participation in the Loan is effectively connected.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the Russian Federation which makes provision for full exemption from tax imposed by the Russian Federation on interest.

(b)             Unless a contrary indication appears, in this Clause 11 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

11.2         Tax gross-up

(a)             Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)             The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction)  notify the Agent accordingly.   Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)             If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)             An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by the Russian Federation from a payment of interest on a Loan, if on the date on which the payment falls due:

                (i)           the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying
                              Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

                (ii)          the relevant Lender is a Qualifying Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(e)             If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)              Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)            A Qualifying Lender and each Obligor which makes a payment to which that Qualifying Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

11.3         Tax indemnity

(a)            The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)            Paragraph (a) above shall not apply:

                (i)            with respect to any Tax assessed on a Finance Party:

                                (A)         under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                                (B)         under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

                (ii)           to the extent a loss, liability or cost:

                                (A)         is compensated for by an increased payment under Clause 11.2 (Tax gross-up); or

                                (B)         would have been compensated for by an increased payment under Clause 11.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 11.2 (Tax gross-up) applied.

(c)            A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)            A Protected Party shall, on receiving a payment from an Obligor under this Clause 11.3, notify the Agent.

11.4         Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)            a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)            that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

11.5         Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all capital stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.6         Value added tax

(a)            All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party that (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT that is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)            If VAT is chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(c)            Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of the group of which it is a member for VAT purposes is entitled to credit or repayment from such relevant tax authority in respect of the VAT.

12.           OTHER INDEMNITIES

12.1         Currency indemnity

(a)            If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)            making or filing a claim or proof against that Obligor;

(ii)           obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)            Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

12.2         Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party or any Affiliate of a Finance Party, and any officer, director, employee or agent of such Finance Party or such Affiliate, against any cost, loss or liability incurred by that person as a result of:

(a)            the occurrence of any Event of Default;

(b)            a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 23 (Sharing among the Finance Parties);

(c)            funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made (other than by reason of default or negligence by that Lender alone); or

(d)            a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower or the Company.

12.3         Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)            investigating any event that it reasonably believes is a Default; or

(b)            acting or relying on any notice, request or instruction that it reasonably believes to be genuine, correct and appropriately authorised.

13.            COSTS AND EXPENSES

13.1         Transaction expenses

At any time following the Closing Date, the Company shall promptly on demand pay the Agent the amount of all costs and expenses (including reasonable legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of:

(a)             this Agreement and any other documents referred to in this Agreement; and

(b)             any other Finance Documents executed after the date of this Agreement.

13.2          Amendment costs

(a)             If an Obligor requests an amendment, waiver or consent; or

(b)             an amendment is required pursuant to Clause 24.9 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including reasonable legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

13.3          Enforcement costs

The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including reasonable legal fees) reasonably incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

GUARANTEE

14.            GUARANTEE AND INDEMNITY

14.1         Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)             guarantees to each Finance Party punctual performance by the Borrower of all it's obligations under the Finance Documents;

(b)             undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)              indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

14.2          Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

14.3         Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)             the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)             each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

14.4         Waiver of defences

The obligations of each Guarantor under this Clause 14 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 14 (without limitation and whether or not known to it or any Finance Party) including:

(a)             any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)             the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)             the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)            any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an
                 Obligor or any other person;

(e)            any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)             any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)            any insolvency or similar proceedings.

14.5         Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 14.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

14.6         Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)            refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)            hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 14.

14.7         Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)            to be indemnified by an Obligor;

(b)            to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

(c)            to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

14.8         Release of Guarantors' right of contribution

If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)            that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)            each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

14.9         Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

14.10      US Obligors

Notwithstanding any other provision of this Clause 14 the obligations of AGI Technology, Inc., Ney Technology, Inc., Andersen Land Corp., New Jersey Precious Metals, Inc. (each a "U.S. Obligor") in its capacity as a Guarantor under this Clause 18 shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such U.S. Obligor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such U.S. Obligor in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such U.S. Obligor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such U.S. Obligor pursuant to (i)

applicable law or (ii) any agreement providing for an equitable allocation among such U.S. Obligor and other Affiliates of the Borrower of obligations arising under guarantees by such parties.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

15.          REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 15 in respect of itself and each of its Subsidiaries to each Finance Party on the date of this Agreement.

15.1         Status

(a)           It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)           It has the power to own its assets and carry on its business as it is being conducted.

15.2         Binding obligations

The obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.

15.3         Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)           any law or regulation applicable to it;

(b)           its constitutional documents; or

(c)           other than as set forth in paragraph 3.03(c) of the Disclosure Schedule, any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

15.4        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

15.5        Validity and admissibility in evidence

All Authorisations required or desirable:

(a)           to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)           to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

15.6         Governing law and enforcement

(a)           The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)           Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

15.7         Tax

(a)           It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

(b)           Other than as set forth in paragraph 3.16(b) of the Disclosure Schedule, it is not overdue in the filing of any tax returns or filings.

(c)           It is not overdue in the payment of any material amount of, or in respect of, any Tax.

15.8        No filing or stamp taxes

Under the law of its jurisdiction of incorporation and tax residence (if different) it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

15.9        No default

(a)           No Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)           No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument that is binding on it or to which its assets are subject that might have a Material Adverse Effect.

15.10      No misleading information

(a)           Any factual information provided by any member of the Group for the purposes of the Information Memorandum or otherwise in connection with or as required by the Finance Documents was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)           Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

15.11      Financial statements

(a)           Its latest Financial Statements supplied under this Agreement were prepared in accordance with GAAP consistently applied.

(b)           Its latest Financial Statements supplied under this Agreement present a true and fair view (in the case of audited Financial Statements) and fairly represent (in the case of unaudited Financial Statements) its financial condition and operations (consolidated in the case of the Company) during the relevant financial year.

(c)           There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since 29 February 2004.

15.12      Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

15.13     No proceedings pending or threatened

Other than as set forth in paragraph 3.08 of the Disclosure Schedule, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or threatened against it or any of its Subsidiaries.

15.14     Assets

Except with respect to any Security permitted by Clause 17.3 (Negative Pledge), it is the legal and beneficial owners of all its material assets and no other Security exists over any of its assets.

15.15      Financial Indebtedness

It does not have any Financial Indebtedness outstanding which is not permitted by the terms of this Agreement.

15.16      Insolvency

None of the circumstances or events described in Clauses 18.5 (Insolvency) to 18.7 (Creditor's Process) (inclusive) applies to it.

15.17      Security

Each Security Document creates the security interests that it purports to create and those security interests are legal, valid, binding and effective.

15.18      Intellectual Property Rights

(a)           It owns or has licensed to it all the Intellectual Property Rights that are needed or required in order to carry on its business in all material respects as it is being conducted and as contemplated and it has not received notice that in carrying on its business, it infringes any Intellectual Property Rights of any third party in any respect;

(b)           None of the Intellectual Property Rights is, to its knowledge, being infringed nor, to its knowledge, is there any threatened infringement of those Intellectual Property Rights, by any third party.

15.19      Pension Schemes

Other than as set forth in paragraph 3.14 of the Disclosure Schedule, it is in compliance with all applicable laws and contracts relating to the pension schemes (if any) for the time being operated by it or in which it participates, and each such pension scheme is adequately funded or accrued for based on reasonable actuarial assumptions and recommendations and as required by law.

15.20     Environmental Laws

Other than as set forth in paragraph 3.10 of the Disclosure Schedule, each member of the Group is in compliance with all Environmental Laws or Environmental Approvals.

15.21     Material Subsidiaries

No member of the Group other than the Guarantors are Material Subsidiaries as at the date of this Agreement.

15.22     Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)           the date of each Utilisation Request and the first day of each Interest Period; and

(b)           in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

16.           INFORMATION UNDERTAKINGS

The undertakings in this Clause 16 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

16.1         Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)            as soon as the same become available, but in any event within 90 days after the end of each of its financial years:

                (i)             its audited consolidated financial statements for that financial year; and

                (ii)            the unaudited financial statements of each Obligor for that financial year (each "Annual Financial
                                Statements");

(b)            as soon as the same become available, but in any event within 45 days after the end of each quarter of each financial year:

                (i)            its consolidated financial statements for that financial quarter;

                (ii)           the financial statements of each Obligor for that financial quarter (each "Quarterly Financial Statements");
                               and

(c)            as soon as the same become available, but in any event within 45 days after the end of each Month of each financial year:

                (i)            its monthly management accounts in such form as is made available to management of the Company for that
                               Month (or as may otherwise be agreed between the Company and the Agent);  and

                (ii)           if prepared on an individual basis, the monthly management accounts of each Obligor for that Month (each
                               "Monthly Financial Statements").

16.2         Requirements as to financial statements

(a)            Each set of financial statements delivered by the Company pursuant to Clause 16.1 shall be certified by a director of the relevant company as presenting a true and fair view (in the case of Clause 16.1(a)(i) or fairly representing (in each other case) its financial condition as at the date as at which those financial statements were drawn up.

(b)            The Company shall procure that each set of financial statements delivered pursuant to Clause 16.1 is prepared using GAAP.

(c)            The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 16.1 is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its Auditors deliver to the Agent:

                (i)          a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

                (ii)         sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to make an accurate comparison between the financial position indicated in those financial statements and that
                             Obligor's Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

16.3         Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)            all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)            promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and

(c)            promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

16.4         Notification of default

(a)            Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)            Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

16.5         Use of websites

(a)            The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the "Designated Website") if:

                (i)            the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

                (ii)           both the Company and the Agent are aware of the address of and any relevant password specifications for the
                               Designated Website; and

                (iii)          the information is in a format previously agreed between the Company and the Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)            The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)            The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

                (i)            the Designated Website cannot be accessed due to technical failure;

                (ii)           the password specifications for the Designated Website change;

                (iii)         any new information which is required to be provided under this Agreement is posted onto the Designated
                              Website;

                 (iv)        any existing information which has been provided under this Agreement and posted onto the Designated
                              Website is amended; or

(v)            the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)            Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall comply with any such request within ten Business Days.

16.6         "Know your customer" checks

(a)            If:

(i)             the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)            any change in the status of an Obligor after the date of this Agreement; or

(iii)           a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)           Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)           The Company shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of the Subsidiaries becomes an Additional Obligor pursuant to Clause 20 (Changes to the Obligors).

(d)             Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

17.             General undertakings

The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force and are given by each Obligor in respect of itself and its Subsidiaries.

17.1          Authorisations

Each Obligor shall promptly:

(a)             obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)             supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

17.2          Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would impair its ability to perform its obligations under the Finance Documents.

17.3         Negative pledge

(a)             No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)             No Obligor shall (and the Company shall ensure that no other member of the Group will):

                (i)         sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-
                            acquired by an Obligor or any other member of the Group;

                (ii)        sell, transfer or otherwise dispose of any of its receivables on recourse terms;

                (iii)       enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

               (iv)        enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)             Paragraphs (a) and (b) above do not apply to:

                (i)            any Security listed in Schedule 7 (Existing Security) except to the extent the principal amount secured by that
                                Security exceeds the amount stated in that Schedule;

                (ii)           any lien arising by operation of law and in the ordinary course of trading provided any Financial Indebtedness arising is not outstanding for more than thirty days;

                (iii)         any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

                                (A)         the Security was not created in contemplation of the acquisition of that asset by a member of the
                                              Group;

                                (B)         the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

                                (C)         the Security is removed or discharged within 1 month of the date of acquisition of such asset;

                (iv)         any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

                                (A)         the Security was not created in contemplation of the acquisition of that company;

                                (B)         the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

                               (C)         the Security is removed or discharged within 1 month of that company becoming a member of the
                                             Group;

                (v)           any Security entered into pursuant to any Finance Document;

                (vi)         any Security in connection with any vendor financing permitted pursuant to Clause 17.7(c) provided that the
                              Security does not extend to any assets other than those supplied under the terms of such vendor financing; or

                (vii)        any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (i) to (vi) above) does not exceed $500,000  (or its equivalent in another currency or currencies).

17.4         Disposals

(a)             No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)             Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

                (i)           made in the ordinary course of trading of the disposing entity;

                (ii)          of assets in exchange for other assets comparable or superior as to type, value and quality;

                (iii)         which constitutes the resale of securities subscribed in a Conversion Offering permitted under Clause 17.9(a)

                (iv)         which constitutes the sale of Conversion Offering Stock to the extent that the aggregate sale price of all such stock sold pursuant to this Clause 17.4(b)(iv) does not exceed $1,000,000; or

                (v)         where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for all other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to (iv) above) does not exceed $500,000 (or its equivalent in another currency or currencies) in any financial year.

17.5         Merger

Other than with the prior written consent of the Agent (acting on the instructions of the Majority Lender), no Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

17.6         Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

17.7         Financial Indebtedness

Other than with the prior written consent of the Agent (acting on the instructions of the Majority Lenders), no Obligor shall (and the Company shall ensure that no other member of the Group will) incur or permit to subsist any Financial Indebtedness other than:

(a)            amounts due under any Finance Documents;

(b)            amounts owed to an Obligor;

(c)            vendor financing provided that such vendor financing is incurred in its ordinary course of trading for the purposes of the build out of the Broadband Cable Network and has been consented to in writing by the Agent (acting on the instructions of the Majority Lenders);

(d)            amounts due under the Andersen Land Mortgage except to the extent the principal amount due thereunder exceeds the amount stated in Schedule 7 (Existing Security); and

(e)            up to $1,650,000 in principal amount due under the Convertible Debenture.

17.8         Loans

Other than with the prior written consent of the Agent (acting on the instructions of the Majority Lenders), no Obligor shall (and the Company shall ensure that no other member of the Group will) make any loans or grant any Financial Indebtedness to any person other than:

(a)            normal trade credit; and

(b)            loans between Obligors.

17.9         Acquisitions

No Obligor shall (and the Company shall ensure that no other member of the Group will) acquire or subscribe for shares or securities in any company or acquire any business or invest in any joint venture, in each case, without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders) other than acquisitions or subscriptions for shares or securities in connection with a Conversion Offering to the extent that the aggregate price of all such acquisitions or subscriptions by any member of the Group does not exceed $1,000,000 (without taking into account the price of any acquisition or subscription of such further shares or securities within 30 days of the relevant Conversion Offering purchased solely using the proceeds of sale of the same class of shares or securities acquired or subscribed in such Conversion Offering).

17.10      Amendments to Documents

No Obligor shall agree to any amendment of any of its constitutional documents which could be reasonably expected to materially and adversely effect the interests of any Finance Party under any of the Finance Documents.

17.11      Pari Passu Ranking

Each Obligor shall ensure that the claims of the Finance Parties under the Finance Documents will at all times rank at least pari passu in right and priority of payment with the claims of all its other present and future unsecured and unsubordinated creditors except those whose claims are preferred solely by operation of law.

17.12      Insurances

Each Obligor shall insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

17.13     Taxes

Each Obligor shall pay when due (or before any material Tax liability may be imposed), all Taxes imposed upon it or any of its assets, income or profits on any transactions undertaken or entered into by it except in relation to any bona fide tax dispute for which proper provision has been made in its accounts.

17.14     Arm's Length Transactions

No Obligor will enter into any agreement or arrangement with persons other than members of the Group other than on an arm's length basis save as may otherwise permitted under this Agreement.

17.15     Environmental Undertakings

Each Obligor shall:

(a)           comply with all Environmental Approvals and Environmental Laws applicable to it;

(b)           obtain and maintain to the satisfaction of all relevant regulatory bodies all Environmental Approvals applicable to it; and

(c)           promptly upon receipt of the same notify the Agent of any claim, notice or other communications served on it in relation   to any Environmental Law or Environmental Approval applicable to it.

17.16     Shares

(a)           Other than with respect to the performance of the Company's obligations under Annex III of the Subscription Agreement, no Obligor will allot or issue any relevant securities (as defined in section 80(2) of the Companies Act 1985) other than to another member of the Group which is its immediate Holding Company.

(b)           No Obligor will directly or indirectly redeem, purchase, retire or otherwise acquire any shares or warrants issued by it or otherwise reduce its capital, other than in favour of an Obligor.

17.17      Dividends

No Obligor will declare or pay, directly or indirectly, any dividend or make any other distribution or pay any interest or other amounts, whether in cash or otherwise, on or in respect of its share capital or any class of its share capital or set apart any sum for any such purpose, other than:

(a)           by a member of the Group to another member of the Group which is a wholly-owned subsidiary of the Company; and

(b)           in respect of the Series A Preferred Stock.

17.18      Guarantees and Security

The Company shall procure that any entity which at any time is or becomes a Material Subsidiary of the Company (other than a Subsidiary that the Agent is satisfied is an existing Guarantor) shall as soon as practicable become a Guarantor in accordance with Clause 20.2 (Additional Guarantors).

17.19     Bridge Debt

The Company shall procure that the proceeds of the first utilisation of the Facilities are immediately applied in prepayment in full of the Bridge Debt.

17.20     Intellectual property rights

(a)           Except as provided below, each member of the Group must:

                (i)        make any registration and pay any fee or other amount that is necessary to keep the Intellectual Property Rights that are material to the business of a member of the Group in force;

                (ii)       record its interest in those Intellectual Property Rights;

                (iii)      take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights; and

                (iv)      not enter into licence arrangements in respect of those rights.

(b)                Paragraph (a) does not apply to:

                 (i)        licence arrangements entered into with members of the Group for so long as they remain members of the Group; or

                 (ii)        licence arrangements entered into on normal commercial terms and in the ordinary course of its business.

17.21      Fees

Other than with the prior written consent of the Agent (acting on the instructions of the Majority Lenders), the Group must not incur any management, technical or consulting fees in favour of any Restricted Person (other than in the ordinary course of trading consistent with past practice).

17.22      Pension schemes

(a)           Each member of the Group must be:

               (i)            in substantial compliance with any laws or contract relating to any of its pension schemes; and

               (ii)           maintain and fund its pension schemes to at least the extent required by local law and practice.

(b)           Each Obligor must supply the Agent with a copy of any report in respect of any pension scheme operated by it or any of its Subsidiaries that the Agent may reasonably request.

18.           EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 18 is an Event of Default.

18.1         Non-payment

An Obligor does not pay within 2 Business Days of the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable.

18.2         Other obligations

(a)            An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 18.1 (Non-payment)).

(b)            No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.

18.3         Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

18.4         Cross default

(a)            Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)            Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)            Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)            Any creditor of any member of the Group becomes entitled to cancel or suspend any commitment or declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)            An Obligor does not comply with any provision of the Equity Documents.

18.5         Insolvency

(a)            A member of the Group is or is deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)            The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)            A moratorium is declared in respect of any indebtedness of any member of the Group.

18.6         Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)            the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group;

(b)            a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(c)            the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(d)            enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

18.7         Creditors' process

Any expropriation, attachment, sequestration, distress or execution affects any material asset or assets of a member of the Group and is not discharged within 5 Business Days.

18.8         Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.

18.9         Finance Documents

(a)            It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)            Any Finance Document ceases to be in full force and effect or ceases to constitute the legal, valid, binding and enforceable obligation of any Obligor.

(c)            A Security Document does not create the Security Interest it purports to create.

(d)            An Obligor repudiates or expresses an intention to repudiate, a Finance Document.

18.10       Audit Qualification

The Auditors qualify their report on any audited Accounts of any Obligor in terms or as to issues which in the reasonable opinion of the Agent (acting on instructions of Majority Lenders) demonstrate that an Event of Default referred to in Clause 18.13 (Material adverse change) has occurred or is reasonably likely to occur.

18.11      Cessation of Business

An Obligor ceases or threatens to cease to carry on its business.

18.12     Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

18.13     Material adverse change

An event or series of events (whether related or not) occurs that has, or is reasonably likely to have, a Material Adverse Effect.

18.14     Expropriation

The authority or ability of any Obligor to conduct its business is curtailed by any regime, expropriation, nationalisation or intervention by or on behalf of any governmental, regulatory or other authority.

18.15     Acceleration

On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)           cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)           declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)           declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

SECTION 9

CHANGES TO PARTIES

19.          CHANGES TO THE LENDERS

19.1        Assignments and transfers by the Lenders

Subject to this Clause 19, a Lender (the "Existing Lender") may:

(a)           assign any of its rights; or

(b)           transfer by novation any of its rights and obligations,

to another person (the "New Lender").

19.2         Conditions of assignment or transfer

(a)           An assignment will only be effective on:

                (i)           receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the
                              Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

                (ii)          performance by the Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)           A transfer will only be effective if the procedure set out in Clause 19.4 (Procedure for transfer) is complied with.

(c)           If:

                (i)            a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

                (ii)           as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause
                                11 (Tax gross-up and indemnities),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

19.3         Limitation of responsibility of Existing Lenders

(a)            Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

                (i)            the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

                (ii)           the financial condition of any Obligor;

                (iii)         the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

                (iv)         the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)            Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

                (i)           has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any
                              Finance Document; and

                (ii)          will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)            Nothing in any Finance Document obliges an Existing Lender to:

                (i)           accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this
                              Clause 19; or

                (ii)          support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any
                             Obligor of its obligations under the Finance Documents or otherwise.

19.4         Procedure for transfer

(a)            Subject to the conditions set out in Clause 19.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)            The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)            On the Transfer Date:

                (i)          to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

                (ii)         each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the
                             New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

                (iii)        the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the
                             Agent and the Existing Lender shall each be released from further obligations to each other under the Finance
                             Documents; and

                (iv)        the New Lender shall become a Party as a "Lender".

19.5         Copy of Transfer Certificate to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

19.6         Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)            to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)            with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)            to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate.

19.7         Sub-participation

Nothing in this Agreement will restrict the ability of a Lender to sub-participate any of its obligations under this Agreement.

20.           CHANGES TO THE OBLIGORS

20.1         Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

20.2         Additional Guarantors

(a)            Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 16.6 ("Know your customer" checks), the Company may request that any of its Subsidiaries become an Additional Guarantor.  That Subsidiary shall become an Additional Guarantor if:

                (i)         the Company delivers to the Agent a duly completed and executed Accession Letter; and

                (ii)         the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)            The Agent shall notify the Company and the Lenders upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

20.3         Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

20.4         Resignation of a Guarantor

(a)            The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)            The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

                (i)          no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

                (ii)          all the Lenders have consented to the Company's request.

SECTION 10

THE FINANCE PARTIES

21.           ROLE OF THE AGENT AND THE ARRANGER

21.1         Appointment of the Agent

(a)            Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)            Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

21.2         Duties of the Agent

(a)            The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)            Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)            If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d)            If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(e)            The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

21.3         No fiduciary duties

(a)            Nothing in this Agreement constitutes the Agent as a trustee or fiduciary of any other person.

(b)            The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

21.4         Business with the Group

The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

21.5         Rights and discretions of the Agent

(a)            The Agent may rely on:

                (i)          any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

                (ii)         any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)           The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

                (i)          no Default has occurred (unless it has actual knowledge of a Default arising under Clause 18.1 (Non-
                             payment));

                (ii)         any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised;
                              and

                (iii)       any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)            The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)            The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)            The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)             Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

21.6         Majority Lenders' instructions

(a)            Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)            Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)            The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)            In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)            The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

21.7         Responsibility for documentation

The Agent:

(a)            is not responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

(b)            is not responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

21.8         Exclusion of liability

(a)            Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)            No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c)             The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)            Nothing in this Agreement shall oblige the Agent to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

21.9         Lenders' indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

21.10      Resignation of the Agent

(a)           The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Company.

(b)           Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Agent.

(c)           If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent may appoint a successor Agent.

(d)           The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)           The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)            Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 21.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)           After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Agent shall resign in accordance with paragraph (b) above.

21.11     Confidentiality

(a)           In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)           If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

21.12      Relationship with the Lenders

The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

21.13     Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)           the financial condition, status and nature of each member of the Group;

(b)           the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)           whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)           the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

21.14      Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

22.          CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)           interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)           oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)           oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

23.          SHARING AMONG THE FINANCE PARTIES

23.1        Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 24 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)           the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)           the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 24 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)           the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 24.5 (Partial payments).

23.2        Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 24.5 (Partial payments).

23.3        Recovering Finance Party's rights

(a)           On a distribution by the Agent under Clause 23.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)           If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

23.4         Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)           each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 23.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the  Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)           that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

23.5         Exceptions

(a)           This Clause 23 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)           A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

                (i)             it notified that other Finance Party of the legal or arbitration proceedings; and

                (ii)           that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

24.           PAYMENT MECHANICS

24.1         Payments to the Agent

(a)            On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)            Payment shall be made to such account as the Agent specifies.

24.2         Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 24.3 (Distributions to an Obligor) and Clause 24.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

24.3         Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 25 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

24.4         Clawback

(a)            Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)            If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

24.5         Partial payments

(a)            If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

                (i)      first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security
                        Agent under the Finance Documents;

                (ii)     secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this
                         Agreement;

                (iii)    thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

                (iv)    fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)            The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)            Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

24.6         No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

24.7         Business Days

(a)            Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)            During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

24.8         Currency of account

(a)            Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)            Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)            Any amount expressed to be payable in a currency other than dollars  shall be paid in that other currency.

24.9         Change of currency

(a)            Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

                (i)      any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

                (ii)     any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the
                         Agent (acting reasonably).

(b)                   If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

25.            Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange for the purpose of the set-off.

26.            NOTICES

26.1         Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

26.2         Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below (with a copy also as identified below), or in the case of transfer to a prospective Lender, in the applicable Transfer Certificate, or any substitute address or fax number or department or officer as the Company (in respect of itself or another Obligor) may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent), in each case, by not less than five Business Days' notice.

26.3         Delivery

(a)            Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                (i)            if by way of fax, when received in legible form; or

                (ii)           if by way of letter, when it has been delivered to the relevant address;

and, if a particular department or officer is specified as part of its address details provided under Clause 26.2 (Addresses), if addressed to that department or officer.

(b)            Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)            All notices from or to an Obligor shall be sent through the Agent.

(d)            Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

26.4         Electronic communication

(a)            Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

                (i)          agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

                (ii)         notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

                (iii)         notify each other of any change to their address or any other such information supplied by them.

(b)                   Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

26.5         English language

(a)            Any notice given under or in connection with any Finance Document must be in English.

(b)            All other documents provided under or in connection with any Finance Document must be:

                (i)            in English; or

                (ii)           if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

27.           Calculations and certificates

27.1         Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

27.2         Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

27.3         Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

28.           PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

29.           REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

30.           AMENDMENTS AND WAIVERS

30.1         Required consents

(a)                    Subject to Clause 30.2 (Exceptions) and Clause 32 (The Company as Agent), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                   The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

30.2         Exceptions

(a)           An amendment or waiver that has the effect of changing or which relates to:

                (i)         the definition of "Majority Lenders" in Clause 1.1 (Definitions);

                (ii)        an extension to the date of payment of any amount under the Finance Documents;

                (iii)       a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

                (iv)       an increase in or an extension of any Commitment;

                (v)        a change to the Borrower or Guarantors other than in accordance with Clause 20 (Changes to the Obligors);

                (vi)       any provision which expressly requires the consent of all the Lenders;

                (vii)      Clause 2.2 (Finance Parties' rights and obligations), Clause 19 (Changes to the Lenders) or this Clause
                            30; or

                (viii)      the release of Security granted pursuant to a Security Document,

shall not be made without the prior consent of all the Lenders.

(b)            An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger may not be effected without the consent of the Agent, the Security Agent or the Arranger.

31.            COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

32.            THE COMPANY AS AGENT

The Borrower and each other Obligor irrevocably appoints the Company as its agent for the purpose of giving and receiving any notice under a Finance Document and, executing and delivering on its behalf any agreement, document, consent or amendment capable of being entered into by that Obligor, under or in connection with any Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

33.            GOVERNING LAW

This Agreement is governed by English law.

34.            LAW AND JURISDICTION

34.1         English Courts

Subject to the option exercisable by the Finance Parties set out in Clause 34.5 (Arbitration):

(a)             the courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings ("Proceedings"), and to settle any Dispute, arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute") and, for such purposes, irrevocably submit to the jurisdiction of such courts; and

(b)             each Obligor irrevocably waives any objection which it might now or hereafter have to the jurisdiction of the courts of England to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not the most convenient or appropriate forum.

34.2          Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)             irrevocably appoints The Law Debenture Trust Corporation p.l.c. as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)             agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

34.3          Non-exclusivity

The submission to the non-exclusive jurisdiction of the English courts in accordance with Clause 34.1 shall not, and shall not be construed so as to, limit the right of any Finance Party hereto to take Proceedings in any other court of competent jurisdiction.

34.4         Consent to Enforcement, etc.

Each Obligor consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever, irrespective of its use or intended use, of any order or judgement which is made or given in such Proceedings.

34.5         Arbitration

The Finance Parties may elect, by notice to the Company, to settle any Dispute by arbitration in accordance with the following provisions.  Each Obligor hereby agrees that any Dispute may be settled by arbitration in accordance with the Rules of the London Court of International Arbitration (the "Rules") as at present in force by a panel of three arbitrators appointed in accordance with the Rules.  The seat of any reference to arbitration shall be London, England.  The procedural law of any reference to arbitration shall be English law.  The language of any arbitral proceedings shall be English.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
The Original Parties

Part I
The Original Obligors

Name of Borrower	Registration number (or equivalent, if any)
ZAO Comcor-TV
Name of Original Guarantor	Registration number (or equivalent, if any)
Moscow Cablecom Corp.
AGI Technology, Inc.
Ney Technology, Inc.
Andersen Land Corp.
New Jersey Precious Metals, Inc.
ABC Moscow Broadband Communication Limited

Part II
The Original Lenders

Name of Original Lender	Commitments
	A	B
Amatola Enterprises Limited	$18,500,000	$10,000,000

SCHEDULE 2
Conditions Precedent

Part I
Conditions Precedent to Initial Utilisation

1.                 Original Obligors

(a)            A copy of the constitutional documents of each Original Obligor.

(b)            A copy of a resolution of the board of directors of each Original Obligor (other than the Borrower):

                (i)         approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

                (ii)        authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;
                            and

                (iii)        authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices
                             (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)          A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)          A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than the Company), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

(e)          A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(f)           A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.            Legal opinions

Legal opinions in form and substance satisfactory to the Agent.

3.            Security Documents

The following documents in form and substance satisfactory to the Agent:

(a)           a duly executed pledge of all shares in the Borrower in favour of the Security Agent;

(b)           a duly executed pledge of all, or substantially all, of the assets of the Borrower in favour of the Security Agent;

(c)           a duly executed pledge of all shares in Andersen Land Corp. in favour of the Security Agent;

(d)           a duly executed pledge of shares in ABC Moscow Broadband Communication Limited in favour of the Security Agent;

(e)           a duly executed pledge of shares in New Jersey Precious Metals, Inc. in favour of the Security Agent;

(f)            a duly executed pledge of shares in Ney Technology, Inc. which are registered in the name of a member of the Group in favour of the Security Agent;

(g)           a duly executed pledge of shares in AGI Technology, Inc. in favour of the Security Agent;

(h)           a duly executed pledge of all shares in OAO IAS which are registered in the name of a member of the Group in favour of the Security Agent;

(i)            a duly executed deed of appointment of the Security Agent;

(j)            copies of all notices and filings required to be dispatched pursuant to the Security Documents referred to in this Schedule 2; and

(k)           all title documents relating to those assets charged by those Security Documents referred to in this Schedule 2.

4.             Other documents and evidence

(a)            Evidence that any process agent referred to in Clause 34.12 (Service of process), if not an Original Obligor, has accepted its appointment.

(b)            The Original Financial Statements of each Original Obligor.

(c)            Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 10 (Fees) and Clause 13 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)            Evidence of completion of the Private Placement.

(e)            Evidence of the appointment of Mr. Warren Mobley as the Chief Executive Officer of the Company and Chairman of the Board of the Borrower, Mr. Donald Miller-Jones as the Chief Financial Officer of the Company and director on the Board of the Borrower and Mr. Charles Roberts and Dr. Mohammed Ahmed respectively as consultants of the Company, each such appointment to be on terms satisfactory to the Agent.

(f)             Evidence of implementation of a stock option plan for Messrs. Warren Mobley, Donald Miller-Jones and Charles Roberts and Dr. Mohammed Ahmed in their capacity as members of the management of the Company.

(g)            A copy of any other Authorisation or other document, opinion or assurance that the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(h)            Evidence that the Bridge Debt will have been repaid in full upon application of the proceeds of the first Utilisation Request.

(i)             Evidence that the Borrower has opened and maintains an R1 type bank account and is in compliance with any and all currency control regulations issued by the Central Bank of the Russian Federation, including, without limitation, the reservation requirements and evidence that the Borrower has deposited, or shall  deposit upon application of the proceeds of the first Utilisation, deposited an amount in Russian roubles into such account in compliance with such regulations and requirements.

(j)             A duly executed copy of the Fee Letter.

Part II
Conditions Precedent Required to be
Delivered by an Additional Obligor

1.             An Accession Letter and an Accession Undertaking, duly executed by the Additional Obligor and the Company.

2.             A copy of the constitutional documents of the Additional Obligor.

3.             A copy of a resolution of the board of directors of the Additional Obligor:

                (a)          approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance
                              Documents and resolving that it execute the Accession Letter;

                (b)          authorising a specified person or persons to execute the Accession Letter on its behalf; and

                (c)          authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

4.             A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.             A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.             A certificate of the Additional Obligor (signed by a director) confirming that guaranteeing the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded.

7.             A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.             A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9.             If available, the latest audited financial statements of the Additional Obligor.

10.           Legal opinions in form and substance satisfactory to the Agent.

11.           If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 34.12 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

75

SCHEDULE 3
Requests

Part I
Utilisation Request

From:    [Borrower]

To:       [Agent]

Dated:

Dear Sirs

$28,500,000 ZAO ComCor-TV Facility Agreement dated 26 August 2004 (the "Agreement")

1.                 We refer to the Agreement.  This is a Utilisation Request.  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                 We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Amount of Facility [A/B]:	[ ]

3.                 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

[4.       Confirmation of satisfaction of Milestone with respect to Facility B.]*

[4./5.]  The proceeds of this Loan should be credited to [account].

[5./6.]  This Utilisation Request is irrevocable.

Yours faithfully

.............

authorised signatory for

ZAO ComCor-TV

*          Include only for utilisation requests in respect of Facility B.

SCHEDULE 4
Form of Transfer Certificate

To:       [          ] as Agent

From:    [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

$28,500,000 - ZAO ComCor-TV - Facility Agreement dated 26 August 2004 (the "Agreement")

1.             We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.             We refer to Clause 19.4 (Procedure for transfer):

                (a)     The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 19.4 (Procedure for transfer).

                (b)     The proposed Transfer Date is [         ].

                (c)     The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 26.2 (Addresses) are set out in the Schedule.

3.                 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 19.3 (Limitation of responsibility of Existing Lenders).

4.                 This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.                 This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [           ].

[Agent]

By:

SCHEDULE 5
Form of Accession Letter

To:       [        ] as Agent

From:    [Subsidiary] and [Company]

Dated:

Dear Sirs

$28,500,000 - ZAO ComCor-TV - Facility Agreement dated 26 August 2004 (the "Agreement")

1.                 We refer to the Agreement.  This is an Accession Letter.  Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                 [Subsidiary] agrees to become an Additional [Guarantor] and to be bound by the terms of the Agreement as an Additional [Guarantor] pursuant to Clause 20.2 (Additional Guarantors)] of the Agreement.  [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.                 [Subsidiary's] administrative details are as follows:

Address:

Fax No:

Attention:

4.                 This Accession Letter is governed by English law.

[This Guarantor Accession Letter is entered into by deed.]

[Company]	[Subsidiary]

SCHEDULE 6
Form of Resignation Letter

To:       [      ] as Agent

From:    [resigning Guarantor] and [Company]

Dated:

Dear Sirs

$28,500,000 - ZAO ComCor-TV - Facility Agreement dated 26 August 2004 (the "Agreement")

1.                 We refer to the Agreement.  This is a Resignation Letter.  Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                 Pursuant to [Clause 20.4 (Resignation of a Guarantor)], we request that [resigning Guarantor] be released from its obligations as a [Guarantor] under the Agreement.

3.                 We confirm that no Default is continuing or would result from the acceptance of this request; and

4.                 This Resignation Letter is governed by English law.

[Company]	[Subsidiary]
By:	By:

SCHEDULE 7
Existing Security

Name of Obligor	Security	Total Principal Amount of Indebtedness Secured
Andersen Land Corp.	Andersen Land Mortgage	$1,820,000
Borrower	Pledge of assets in favour of ABC Moscow Broadband Communication Limited as security for loan obligations of the Borrower	$5,000,000

SCHEDULE 8
schedule of milestones

Milestone	Number of Homes passed by Broadband Cable Network using accepted cable industry "homes-passed" counting methodology
1	500,000

SIGNATORIES OF THE AGREEMENT

As Company

MOSCOW CABLECOM CORP.

5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

As Borrower

ZAO COMCOR-TV

Dm. Ulyanova Street, 7a
Moscow 117036
Russia
Fax: +7 095 737 5194

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545

USA
Attention:  Oliver R. Grace

By:

By:

As Original Guarantors

MOSCOW CABLECOM CORP.

5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

AGI TECHNOLOGY, INC.

C/o 5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

By:

NEY TECHNOLOGY, INC.

C/o 5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

By:

ANDERSEN LAND CORP.

C/o 5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

By:

NEW JERSEY PRECIOUS METALS, INC.

C/o 5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

By:

ABC MOSCOW BROADBAND COMMUNICATION LIMITED

C/o 5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

By:

As Agent

AMATOLA ENTERPRISES LIMITED

3, Chrysanthou Mylona Street
P.C. 3030, Limassol
Cyprus
Attention: Directors

Copy to:

590 Madison Avenue
38th Floor
New York, NY 10022, USA
Attention:  Ivan Isakov
Fax:  +1 212 308 6623

By:

As Security Agent

AMATOLA ENTERPRISES LIMITED

3, Chrysanthou Mylona Street

P.C. 3030, Limassol
Cyprus
Attention: Directors

Copy to:

590 Madison Avenue
38th Floor
New York, NY 10022, USA
Attention:  Ivan Isakov
Fax:  +1 212 308 6623

By:

As Original Lender

AMATOLA ENTERPRISES LIMITED

3, Chrysanthou Mylona Street
P.C. 3030, Limassol
Cyprus
Attention: Directors

Copy to:

590 Madison Avenue
38th Floor
New York, NY 10022, USA
Attention:  Ivan Isakov
Fax:  +1 212 308 6623

By: